Exhibit 10

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 25 to Registration Statement No. 33-47875 on Form N-1A of our report dated November 24, 2010, relating to the financial statements and financials highlights of BlackRock Capital Appreciation Fund, Inc. (formerly known as BlackRock Fundamental Growth Fund, Inc.) (the “Fund), appearing in the Annual Report on Form N-CSR of the Fund, for the year ended September 30, 2010, and to the reference to us under the heading “Financial Highlights” in the Prospectuses of the Fund, and to the reference to us under the heading “Financial Statements” in the Statement of Additional Information, all of which are part of such Registration Statement.

/s/ Deloitte & Touche LLP
Philadelphia, Pennsylvania
December 22, 2010